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                                                                  Exhibit 10.4



                            AMERICA'S HOME PAGE, INC.

                             1999 STOCK OPTION PLAN

A.       PURPOSE AND SCOPE

         The purposes of this 1999 America's Home Page, Inc. Stock Option Plan are to encourage stock ownership by key management employees of America's Home Page, Inc., a Delaware corporation (the "Company"), or its Affiliates, to provide an incentive for employees to expand and improve the profits and prosperity of the Company, and to assist the Company in attracting and retaining qualified employees through the grant of Options to purchase shares of the Company's common stock.

B.       DEFINITIONS

         Unless otherwise required by the context herein:

         1. "Affiliate" shall mean any corporation controlling, controlled by, or under common control with the Company.

         2.       "Board" shall mean the Board of Directors of the Company.

         3. "Cause", as used in connection with the termination of a Participant's employment, shall mean (i) with respect to any Participant employed under a written contract with the Company or an Affiliate of the Company which contract includes a definition of "cause," "cause" as defined in such contract and
                  (ii) with respect to any other Participant, the failure to perform adequately in carrying out such Participant's employment responsibilities, including any directives from the Board, or engaging in such behavior
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                  in his personal or business life, as to lead the Committee in its reasonable judgment to determine that it is in the best interests of the Company to terminate his employment.

         4. "Code" shall mean the Internal Revenue Code of 1986, as amended, or any future Federal income tax law.

         5. "Committee" shall mean the Compensation Committee of the Board or any other committee of the Board designated by the Board to administer this Plan composed of not less than two (2) members of the Board, each of whom are not eligible to participate in this Plan and who have not been eligible to participate in the Plan for one year prior to serving on the Committee. In the event the Company has issued any class of common stock required to be registered under Section 12 of the Exchange Act, the Committee shall be composed of "outside directors" as described in Section 162(m) of the Code, and the Committee shall be so constituted so as to comply with the disinterested administration requirements under Rule 16b-3 of the Exchange Act. Members of the Committee shall service at the pleasure of the Board.

         6. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         7. "Fair Market Value" shall mean with respect to the Stock, as of any date, (i) the last reported sales price on the New York Stock Exchange, or, if not reported for the New York Stock Exchange on the Composite Tape, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked quotations on the New York Stock Exchange; (ii) if the Stock are not listed on the New York Stock Exchange or no such quotations are available, the closing price of the Stock as reported

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                  by the National Market System, or similar organization, or, if no such quotations are available, the average of the high bid and low asked quotations as quoted in the National Association of Securities Dealers' Automated Quotation System, or similar organization; or (iii) in the event that there shall be no public market for the Stock, the fair market value of the Stock as determined (which determination shall be conclusive) in good faith by the Committee, based upon the value of the Company as a going concern, as if such Stock were publicly owned stock, but without any discount with respect to minority ownership.

         8. "Option" shall mean a right to purchase Stock, granted pursuant to the Plan.

         9. "Option Price" shall mean the purchase price per share of Stock subject to an Option, as determined in Section F below.


         10. "Participant" shall mean an employee of the Company to whom an Option is granted under the Plan.

         11. "Plan" shall mean this America's Home Page, Inc. 1995 Amended and Restated Stock Option Plan.

         12. "Stock" shall mean the common stock of the Company, par value $.001 per share.

C.       STOCK TO BE OPTIONED

         Subject to the provisions of Section L of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is 2,800,000 shares of Stock. If any Option is canceled, terminates, or expires for any reason without having been exercised in full, the Stock subject thereto shall

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again be available for all purposes of the Plan. Options on not more than 10% of
Stock reserved for issuance under the Plan may be awarded to any individual Participant.

D.       ADMINISTRATION

         The Plan shall be administered by the Committee. Two members of the Committee shall constitute a quorum for the transaction of its business. The Committee shall be responsible to the Board for the operation of the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith. The Committee has discretion to (i) determine the employees to whom and at the time or times at which Options may be granted (subject to the provisions of this Plan), (ii) determine the number of shares of Stock of the Company to be subject to each Option, (iii) in the case of each option awarded, determine whether the same shall be an incentive stock option (as described below) or an option which does not qualify as an incentive stock option (a non-qualified option), (iv) prescribe the form or forms of the instruments evidencing any Options awarded under the Plan, (v) prescribe the vesting period (which may be immediate) with respect to any Option and to accelerate the vesting of any Option previously granted for any reason, and (vi) prescribe such other terms and conditions, consistent with the terms of this Plan, as the Committee deems appropriate.

E.       ELIGIBILITY

         The Committee may grant Options to any key management employee (including any officer of the Company) or any other employee of the Company, or an Affiliate of the Company who has

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contributed to or is expected to contribute materially to the success of the
Company or its Affiliates. Options may be granted by the Committee at any time, and from time to time, to new or current Participants, and may include or exclude previous Participants, the Committee, shall determine. Options granted under this Plan need not contain similar provisions, even if granted at the same time. Either incentive stock options ("ISO's") to purchase common stock of the Company within the meaning of Section 422A of the Code, or any non-qualified options to purchase common stock of the Company may be granted under the Plan.

F.       OPTION PRICE

         The Option Price for all Options which are non-qualified stock options shall be the price determined by the Committee, but in no event shall it be less than 85% of the Fair Market Value at the time the Option is granted. The Option Price for each Option which is intended to qualify as an ISO shall be 100% of the fair market value of the Stock at the time the Option is granted (110% if the Participant owns at least 10% of the Stock immediately before the ISO is granted).

G.       TERMS AND CONDITIONS OF OPTIONS

         Options granted pursuant to the Plan shall be authorized by the Committee and shall be evidenced by agreements in such form as the Committee, shall from time to time approve. Such agreements shall comply with and be subject to the following terms and conditions:

         1. Employment Agreement. The Committee may, in its discretion, include in any Option granted under the Plan, a condition that the Participant shall agree to remain in the employ of, and

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         to render services to, the Company for a period of time (specified in the agreement) following the date the Option is granted. No such agreement shall impose upon the Company or any of its subsidiaries, however, any obligation to employ the Participant for any period of time.

         2. Time and Method of Payment. The Option Price shall be paid in full at the time an Option is exercised under the Plan, by delivery of any combination of cash or Stock having a Fair Market Value equal to the Option Price. Promptly after the exercise of an Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such Stock. A Participant shall have none of the rights of shareholder until shares of Stock are issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         3. Number of Shares. Each agreement shall state the total number of shares of Stock to which the Option pertains.

         4. Option Period and Limitations on Exercise of Options. The agreement shall specify a term of years during which the Option shall be exercisable ("Term"). However, the Term of any Option may not be longer than ten years from the date of grant (5 years if the Participant is a 10% or more owner of the Company and the Option is intended to be an
         ISO). The Board may, in its discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified in the agreement. Except as provided in the agreement, an Option may be exercised in whole or in part at any time during its Term.

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H.       TERMINATION OF EMPLOYMENT

         If a Participant is terminated by the Company or any Affiliate for Cause, his Options shall terminate immediately. Except as provided in Section I, if a Participant's cessation of employment with the Company or an Affiliate is due to any reason other than a termination for Cause, the Participant may, at any time within ninety (90) days after such cessation of employment, exercise his Options to the extent that he was entitled to exercise them on the date of cessation of employment, provided further, that in no event shall any Option be exercisable after the expiration of its Term. The Committee may cancel an Option during the three month period referred to in this paragraph if the Participant engages in employment or activities which are, in the opinion of the Committee, directly or indirectly in competition with, or contrary to the best interests of the Company. The Committee may extend the exercise period (but not later than the expiration of the Term) in its sole discretion.

I.       RIGHTS IN EVENT OF DEATH OR DISABILITY

         If a Participant dies while employed by the Company or within three months after cessation of employment other than a termination for Cause, or if a Participant retires due to disability (as determined by the Committee), without having fully exercised his Options, the Participant or the duly appointed executor or administrator of the Participant's estate shall have the right to exercise such Options within 180 days of the date of the Participant's death or disability retirement to the extent that such deceased or disabled Participant was entitled to exercise the Options on the date of his death or disability retirement; provided, however, that in no event shall the Option be exercisable after the expiration of its Term.

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The Committee may extend the exercise period (but not later than the expiration of the Term) in its sole discretion.

J.       NO OBLIGATIONS TO EXERCISE OPTION

         The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

K.       NONASSIGNABILITY

         No Option shall be transferable other than by will or by the laws of descent and distribution, and during a Participant's lifetime, an Option shall be exercisable only by the Participant or, in the case of incapacity, the legal guardian of the Participant's estate.

L.       EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN

         The aggregate number of shares of Stock available for Options under the Plan, the stock subject to any Option, and the Option Price, shall all be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or (3) other increase or decrease in such shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, any Option shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation. Upon

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dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all Options outstanding under the Plan shall terminate; provided, however, that each Participant (and each other person entitled under Section I to exercise an Option) shall have the right, for thirty (30) days prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Options in whole or in part, but only to the extent that such Options are otherwise exercisable under the terms of the Plan.

M.       AMENDMENT AND TERMINATION

         The Board, by resolution, may terminate, amend, or revise the Plan with respect to any Stock as to which Options have not been granted. Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect until December 31, 2009. Termination of the Plan shall not affect any Option previously granted.

N.       AGREEMENT AND REPRESENTATION OF PARTICIPANTS

         As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

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O.       RESERVATION OF SHARES OF STOCK

         The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

P.       EFFECTIVE DATE OF PLAN

         The Plan shall be effective from the date that the Plan is approved by the Board, but any Options granted under this Plan after Board adoption shall be conditioned upon approval of a majority of the stockholders of each class of stock entitled to vote thereon. Nothing in this Section P shall be deemed to impair any Options granted under this Plan.

         The Plan was adopted by the Board on May 1, 1999 and approved by written consent of the Stockholders on May 20, 1999.

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